UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest events reported)       April 30, 2004
                                                      ------------------------
                                                          (April 26, 2004)
                                                      ------------------------



 Commission   Name of Registrants, State of Incorporation,     I.R.S. Employer
File Number   Address and Telephone Number                    Identification No.
-----------   --------------------------------------------    ------------------

 333-32170    PNM Resources, Inc.                                 85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico                85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 12.   Results of Operations and Financial Condition

       On April 26, 2004, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the three and twelve months ended March 31, 2004. The press release is furnished herewith as Exhibit
99.1 and incorporated by reference herein.

       The Company's press release and other communications from time to time may include certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

       Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events. The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

       In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.


                                  EXHIBIT INDEX

Exhibit Number Description

         99.1 Press Release dated April 26, 2004 and PNM Resources, Inc. and Subsidiaries Consolidated Statements of Earnings for the three and twelve months ended March 31, 2004 and 2003 and other financial information.

                                  EXHIBIT 99.1


          PNM Resources Posts Solid Quarter As Profits Climb 15 Percent
          Highlights:

          o GAAP First Quarter 2004 net earnings of $0.61 per diluted share, compared to $1.22 per share in the first quarter of 2003.

          o Ongoing earnings for the latest quarter totaled $0.61 per diluted share, compared to $0.53 per share in the first quarter of 2003.

          o There were no one-time gains or charges included in the first quarter 2004 results. In the first quarter of 2003, the company reported a one-time gain of $0.95 per diluted share and a one-time charge of $0.26 per share.

          o Total operating revenues increased $58.1 million, or 15.1 percent, to $443.7 million in the latest quarter, compared to $385.6 million in the first quarter of 2003.

          o Plant availability at San Juan Generating Station improved offsetting plant outages at Palo Verde Nuclear Generating Station.

ALBUQUERQUE, N.M., April 26, 2004 - PNM Resources (NYSE: PNM) today reported consolidated net earnings available for common stock for the three months ended March 31, 2004, of $24.8 million, or $0.61 per diluted share of common stock. In the comparable period in 2003, the company reported consolidated net earnings available for common stock of $48.2 million, or $1.22 per diluted share.

Ongoing earnings for the quarter were $0.61 per share, up 15.1 percent compared to $0.53 per share for the first quarter of 2003.

Operating revenue for the latest quarter totaled $443.7 million, up from $385.6 million in the comparable 2003 period, an increase of 15.1 percent. Operating revenues from the company's retail utility operation totaled $305.9 million, up
13.1 percent over the first quarter of 2003.

PNM wholesale power revenues were up 20.3 percent over the comparable quarter last year to $133.1 million. Total wholesale sales increased 15.3 percent, to
3.0 million megawatt-hours (MWh). Short-term and forward wholesale power prices averaged $42 a MWh during the first quarter 2004, compared to $41 a MWh in the same period last year.

"The new long-term wholesale contracts, together with strong growth in PNM's home service territory and good coal unit performance all contributed to earnings growth in the first quarter," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba.

                               PNM Resources, Inc.
        Reconciliation of Ongoing Earnings Per Share To GAAP Reported EPS
                                 March 31, 2004

                                  Three Months           Twelve Months
                              Q1 2004     Q1 2003    3/31/04     3/31/03
                             ---------   ---------  ---------   ---------
GAAP Reported EPS               $0.61       $1.22      $1.77       $2.21
One-time charges                    0        0.26       0.27        0.49
One-time gains                      0           0          0       (0.04)
Change in Accounting (1)            0       (0.95)         0       (0.95)
                             ---------   ---------  ---------   ---------
Ongoing earnings                $0.61       $0.53      $2.04       $1.71

Average diluted shares (000s)  40,751      39,365     40,497      39,390
Note 1. To conform to FASB Statement 143, 'Accounting for Asset Retirement Obligations.'

                               PERFORMANCE SUMMARY

Wholesale electric gross margin improved 21.3 percent or $4.2 million during the first quarter compared to the same period in 2003, primarily due to additional sales under long-term contract, improved short-term prices and sales volumes, and lower cost of generation at the company's coal-fired generating plants.

Growth in the utility service territory was up 3.5 percent, while generating costs at the company's San Juan plant fell 10 percent. These positives combined to more than offset a 4 percent reduction in retail electric rates implemented in 2003. The Company also benefited from a normal winter season in 2004 compared to 2003. As a result, retail electric gross margin was $2.4 million higher in the latest quarter compared to the first quarter of 2003.

Gas gross margin was $5.4 million higher than in the comparable period in 2003, primarily because of load growth and increased sales volumes due to colder temperatures in New Mexico during the 2004 period. The first three months of 2003 were unusually warm in New Mexico.

Interest charges were reduced by $4.4 million, primarily due to refinancing of long-term debt and lower short-term interest rates.

OTHER RECENT SIGNIFICANT DEVELOPMENTS AFFECTING PNM RESOURCES:

          o On April 16, PNM entered into a 15-year agreement to transport natural gas to fuel two power plants operated by the City of Farmington, N.M. The company estimates the contract will produce about $550,000 in annual revenues.

          o On March 10, Moody's Investors Service upgraded the rating on debt securities of PNM Resources to Baa2 with a stable outlook.

          o On February 27, Standard & Poor's raised the PNM Resources corporate credit rating to 'BBB,' with a stable outlook from BBB-. In addition, PNM's commercial paper program is now rated by both agencies.

          o    On February 17, the PNM Resources Board of Directors approved a
               4.3 percent increase in the common stock dividend.

          o On January 13, New Mexico regulators approved a $22 million increase in rates and fees for the PNM gas utility.

Details of these announcements and other PNM Resources news are available at the company's website, pnm.com.

Earnings Guidance

Based on first quarter results and its financial and operating forecasts for the remainder of the year, PNM reaffirmed existing earnings guidance for 2004. The company expects 2004 ongoing earnings (not including one-time gains and charges) will be in the range of between $1.90 and $2.15 per diluted share.

Earnings Teleconference Scheduled

PNM Resources has scheduled a teleconference for 9:00 a.m. Eastern Time on Tuesday, April 27, to discuss First Quarter 2004 earnings and other issues of interest to shareholders and investors. The public is invited to listen to the teleconference by calling 1- 800-915-4836. A webcast of the teleconference and an accompanying slide presentation can be accessed through the company's website at pnm.com. A replay of the conference call will be available beginning at 11:00 a.m. (ET) on April 27 through midnight. (ET) May 3, at 1-800-428-6051 (passcode I.D. 345458).

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 460,000 natural gas customers and 400,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM. For more information about our company, see our web site at www.pnm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, and the performance of state, regional and national economies. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2002, and Form 8-K filings with the Securities and Exchange Commission.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                                                                Three Months Ended
                                                                    March 31,
                                                          -------------------------------
                                                               2004            2003
                                                          ---------------  --------------
                                                              (In thousands, except
                                                                per share amounts)
Operating Revenues:
  Electric..............................................       $267,528        $241,378
  Gas...................................................        175,874         144,186
  Other.................................................            251              60
                                                          ---------------  --------------
    Total operating revenues............................        443,653         385,624
                                                          ---------------  --------------
Operating Expenses:
  Cost of energy sold...................................        269,767         223,867
  Administrative and general............................         40,374          32,042
  Energy production costs...............................         37,554          35,094
  Depreciation and amortization.........................         26,137          28,374
  Transmission and distribution costs...................         15,492          16,159
  Taxes, other than income taxes........................          9,484           7,786
  Income taxes..........................................         11,311           8,876
                                                          ---------------  --------------
    Total operating expenses............................        410,119         352,198
                                                          ---------------  --------------
    Operating income....................................         33,534          33,426
                                                          ---------------  --------------
Other Income and Deductions:
  Other income..........................................         11,588          11,206
  Other deductions......................................         (3,372)        (17,912)
  Income tax benefit (expense)..........................         (2,996)          2,407
                                                          ---------------  --------------
    Net other income and (deductions)...................          5,220          (4,299)
                                                          ---------------  --------------
    Earnings before interest charges....................         38,754          29,127
                                                          ---------------  --------------
Interest Charges........................................         13,829          18,233
Preferred Stock Dividend Requirements...................            147             146
                                                          ---------------  --------------
Net Earnings Before Cumulative Effect of a Change in
   Accounting Principle.................................         24,778          10,748

Cumulative Effect of a Change in Accounting Principle,
   Net of Tax of $24,524................................              -          37,422
                                                          ---------------  --------------
Net Earnings............................................       $ 24,778        $ 48,170
                                                          ===============  ==============
Net Earnings per Common Share:
  Basic.................................................       $   0.62        $   1.23
                                                          ===============  ==============
  Diluted...............................................       $   0.61        $   1.22
                                                          ===============  ==============
Dividends Paid per Common Share.........................       $   0.23        $   0.22
                                                          ===============  ==============

              The accompanying notes are an integral part of these
                             financial statements.

       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues

                                       Three Months Ended
                                           March 31,
                                      2004           2003          Variance
                                  -------------  -------------  --------------
                                                 (In thousands)
   Residential................         $ 54,132       $ 51,008       $ 3,124
   Commercial.................           56,751         55,061         1,690
   Industrial.................           14,887         15,913        (1,026)
   Other......................            4,266          4,222            44
                                  -------------  -------------  --------------
                                      $ 130,036      $ 126,204       $ 3,832
                                  =============  =============  ==============
   Average customers..........          403,245        392,529        10,716
                                  =============  =============  ==============

       The following table shows electric sales by customer class:

                                 Electric Sales

                                     Three Months Ended
                                         March 31,
                                    2004           2003          Variance
                                -------------  -------------  --------------
                                              (Megawatt hours)
   Residential...............         655,484        592,860        62,624
   Commercial................         776,842        720,137        56,705
   Industrial................         310,675        317,408        (6,733)
   Other.....................          50,689         50,176           513
                                -------------  -------------  --------------
                                    1,793,690      1,680,581       113,109
                                =============  =============  ==============

       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues

                                       Three Months Ended
                                           March 31,
                                      2004           2003          Variance
                                  -------------  -------------  --------------
                                                 (In thousands)
     Residential...............        $115,738       $ 96,400       $19,338
     Commercial................          36,156         29,928         6,228
     Industrial................             668          1,031          (363)
     Transportation*...........           4,304          3,745           559
     Other.....................          19,008         13,082         5,926
                                  -------------  -------------  --------------
                                       $175,874       $144,186       $31,688
                                  =============  =============  ==============
     Average customers.........         461,128        452,167         8,961
                                  =============  =============  ==============

       The following table shows gas throughput by customer class:

                                 Gas Throughput

                                       Three Months Ended
                                           March 31,
                                      2004           2003          Variance
                                  -------------  -------------  --------------
                                           (Thousands of decatherms)
     Residential...............          14,014         12,206          1,808
     Commercial................           4,818          4,334            484
     Industrial................             104            186            (82)
     Transportation*...........           7,720          8,635           (915)
     Other.....................           3,058          1,943          1,115
                                  -------------  -------------  --------------
                                         29,714         27,304          2,410
                                  =============  =============  ==============

       *Customer-owned gas

                         Electric Transmission Revenues

                                       Three Months Ended
                                           March 31,
                                      2004           2003          Variance
                                  --------------------------------------------
                                                 (In thousands)
     External customers........       $ 4,414        $ 4,557           $ (143)
                                  =============  =============  ==============

       The following table shows revenues by customer class:

                               Wholesale Revenues

                                       Three Months Ended
                                           March 31,
                                      2004           2003          Variance
                                  -------------  -------------  --------------
                                                 (In thousands)
     Long-term contracts*......        $ 37,545      $29,018           $8,527
     Forward sales*............          27,961       22,938            5,023
     Short-term sales..........          68,266       58,661            9,605
                                  -------------  -------------  --------------
                                       $133,772    $ 110,617          $23,155
                                  =============  =============  ==============

       *Includes mark-to-market gains/(losses).

       Note: For comparative purposes, wholesale revenues for the three months ended March 31, 2004 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce 2004 forward sales revenue by $0.7 million.

       The following table shows sales by customer class:

                                 Wholesale Sales

                                          Three Months Ended
                                              March 31,
                                      2004           2003          Variance
                                  -------------  -------------  --------------
                                                (Megawatt hours)
     Long-term contracts.......         714,421        555,673       158,748
     Forward sales.............         623,160        588,080        35,080
     Short-term sales..........       1,643,685      1,430,858       212,827
                                  -------------  -------------  --------------
                                      2,981,266      2,574,611       406,655
                                  =============  =============  ==============

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PNM RESOURCES, INC. AND
                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrants)


Date:  April 30, 2004                            /s/ Thomas G. Sategna
                                   ---------------------------------------------
                                                   Thomas G. Sategna
                                      Vice President and Corporate Controller
                                   (Officer duly authorized to sign this report)